                                                                  EXHIBIT 10(12)

                                  MADELEINE LLC

                                950 THIRD AVENUE

                            NEW YORK, NEW YORK 10022

                                  July 2, 1996

Mountaineer Park, Inc.
Route 2 South
Post Office Box 358
Chester, West Virginia 26034
Attn:  Mr. Ted Arneault

      Re:  Financing Commitment

Dear Mr. Arneault:

      Mountaineer Park, Inc. ("MPI") and Winners Entertainment, Inc. ("WEI") have requested that Madeleine LLC (the "Lender") provide financing to MPI for the purpose of refinancing (the "Proposed Refinancing") MPI's current indebtedness in the approximate principal amount of $10.2 million (the "Bennett Loan") to Bennett Management & Development Corp. ("Bennett"). The Lender is pleased to advise you that it is willing to provide MPI with a $11.1 million loan facility (the "Financing Facility") in connection with the Proposed Refinancing, guaranteed by WEI, substantially on the terms and conditions set forth in the Outline of Terms and Conditions delivered to you simultaneously herewith (the "Term Sheet"). The Lender's commitment to provide the Financing Facility is subject in all respects to the satisfaction of the terms and conditions contained in this commitment letter and in the Term Sheet.

      MPI and WEI acknowledge that the Term Sheet is intended as an outline only and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Financing Facility. The Lender's commitment to provide the Financing Facility is subject to the negotiation and execution of definitive loan documents. Such definitive legal documentation shall be in form and substance satisfactory to the Lender.

      By its execution hereof and its acceptance of the commitment contained herein, MPI and WEI agree to indemnify and hold harmless the Lender and each of its assignees, their affiliates and their respective directors, officers, employees and agents (each, an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities arising out of, or in any manner related to, this commitment letter, and the commitment made herein, but excluding therefrom all expenses, losses, claims damages and liabilities which are finally determined in a non-appealable decision of a court to have resulted solely from the gross negligence or willful misconduct of the Indemnified Party.

      MPI hereby agrees (i) to pay to the Lender a commitment fee of $110,000 payable upon the execution and delivery by MPI and WEI of this commitment letter, which fee shall be non-refundable, and (ii) to reimburse the Lender for all fees and expenses (including legal fees and expenses) incurred by or on behalf of the Lender in connection with the negotiation, preparation, execution and delivery of this commitment letter, the Term Sheet and any and all definitive documentation relating hereto and thereto. WEI agrees to issue to the Lender warrants to purchase 350,000 shares of common stock of WEI at $1.06 per share upon the execution and delivery by MPI and WEI of this

                                                                  EXHIBIT 10(12)

commitment letter. The obligations MPI and WEI under this paragraph, and the immediately preceding paragraph, shall remain effective whether or not definitive documentation is executed and notwithstanding any termination of this commitment letter.

      The Lender's commitment to provide the Financing Facility is subject to the satisfaction of (i) the conditions set forth in the Term Sheet and (ii) the Lender at all times prior to and including the date on which the Proposed Refinancing closes, that there has not occurred or become known to MPI, WEI or the Lender any material adverse change with respect to the condition, financial or otherwise, operations, assets or prospects of MPI or WEI determined by the Lender in its sole discretion, to be exercised reasonably and in good faith (a "Material Adverse Change").

      MPI and WEI represent and warrant that (i) all written information and other materials concerning the Financing Facility and the Proposed Refinancing (the "Information") which has been, or is hereafter, prepared by, or on behalf of, MPI and delivered to the Lender is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statement has been made and (ii) to the extent that any such Information contains projections, such projections were prepared in good faith on the basis of (a) assumptions, methods and tests stated therein which are believed by MPI and WEI to be reasonable and (b) information believed by MPI and WEI to have been accurate based upon the information available to MPI and WEI at the time such projections were furnished to the Lender.

      MPI and WEI agree that the Lender shall have no liability to MPI or WEI or any of their affiliates in connection with the transactions contemplated by this commitment letter or the Term Sheet unless and to the extent that it is finally determined in a non-appealable decision of a court that such liability resulted solely from the willful breach by the Lender of its obligations hereunder.

      MPI and WEI agree that they will (i) consult with the Lender prior to the making of any press release or other public announcement or any filing in which reference is made to the Lender, the Financing Facility or the Proposed Refinancing and (ii) obtain the prior approval (which approval shall not be unreasonably withheld) of the Lender before any such release or filing. In addition, the Lender shall not, without the prior written consent of MPI, disclose the existence or contents of this commitment letter and the Term Sheet to its accountants, attorneys and other advisors on a confidential basis in connection with the transactions contemplated hereby or thereby or as required by law.

      The Lender represents and warrants that it has, and will have during the term of this commitment, sufficient capital to fund the Financing Facility.

      The offer made by the Lender in this commitment letter shall remain in effect until the earlier of (a) 5:00 p.m. (New York City time) July 3, 1996 and
(b) the closing of the $5 million loan from the to MPI, at which time it will expire unless prior thereto the Lender has received (i) a copy of this commitment letter signed by MPI accepting such offer, (ii) the commitment fee of $110,000 in funds immediately available, and (iii) warrants to purchase 350,000 shares of WEI common stock at $1.06 per share.

      The commitment by the Lender to provide the Financing Facility shall expire at 5:00 p.m. (New York City time) on June 30, 1997, unless on or prior to such date,

                                                                  EXHIBIT 10(12)

definitive legal documentation shall have been agreed to in writing by all parties thereto, all in form and substance satisfactory to the Lender.

      Should the terms and conditions of the offer contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this letter to the Lender and paying the commitment fee as described above.

      This commitment letter, together with the Term Sheet, (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect to the transactions contemplated hereby and thereby, (ii) shall be governed by the laws of the State of New York, without giving effect to the conflict of laws provisions thereof, and (iii) shall be binding upon the Lender, MPI, WEI and their respective successors and permitted assigns. This commitment letter may be amended, modified or waived only in a writing signed by the parties hereto.

                                    Very truly yours,

                                    MADELEINE, LLC

                                    By:        /s/ Kevin Genda
                                        ----------------------------------------
                                        Name:  Kevin Genda
                                        Title: Power of Attorney

Agreed and accepted on this
4th day of July, 1996:

MOUNTAINEER PARK, INC.

By:     /s/ Edson R. Arneault
   ------------------------------
Name:   Edson R. Arneault
Title:  President

WINNERS ENTERTAINMENT, INC.

By:     /s/ Edson R. Arneault
   ------------------------------
Name:   Edson R. Arneault
Title:  President